UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

KKR & CO. INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300
(Address, zip code, and telephone number, including
area code, of registrant's principal executive office.)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
6.75% Series A Preferred Stock	KKR PR A	New York Stock Exchange
6.50% Series B Preferred Stock	KKR PR B	New York Stock Exchange
6.00% Series C Mandatory Convertible Preferred Stock	KKR PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2021, KKR Group Finance Co. IX LLC (the “Issuer”), an indirect subsidiary of KKR & Co. Inc. (the “Corporation”), completed the offering of $500,000,000 aggregate principal amount of its 4.625% Subordinated Notes due 2061 (the “Notes”).  The Notes are guaranteed by the Corporation and KKR Group Partnership L.P., an indirect subsidiary of the Corporation (together with the Corporation, the “Guarantors”).  The Notes were issued pursuant to an indenture (the “Base Indenture”) dated March 31, 2021, as supplemented by a first supplemental indenture, dated March 31, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Notes bear interest at a rate of 4.625% per annum and will mature on April 1, 2061 unless earlier redeemed. Interest on the Notes accrues from March 31, 2021 and is payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2021 and ending on the maturity date. The Notes are unsecured and subordinated obligations of the Issuer. The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a subordinated basis, by each of the Guarantors. The Guarantees are unsecured obligations of the Guarantors.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or convey all or substantially all of their assets. The Indenture also provides for events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically become due and payable. On or after April 1, 2026, the Notes may be redeemed at the Issuer’s option in whole or in part, at any time and from time to time, at par plus any accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Notes must remain outstanding after giving effect to such redemption. If a “tax redemption event” (as set forth in the Indenture) occurs, the Notes may be redeemed, in whole, but not in part, within 120 days of the occurrence of such tax redemption event at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, the Notes may be redeemed, in whole, but not in part, at any time prior to April 1, 2026, within 90 days of the occurrence of a “rating agency event” (as set forth in the Indenture), at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.

The preceding is a summary of the terms of the Base Indenture, the First Supplemental Indenture and the form of the Notes, and is qualified in its entirety by reference to the Base Indenture filed as Exhibit 4.1 to this report, the First Supplemental Indenture filed as Exhibit 4.2 to this report, and the form of the Notes filed as Exhibit 4.3 to this report and incorporated herein by reference as though they were fully set forth herein.

Item 8.01	Other Events.

Copies of the opinions of Simpson Thacher & Bartlett LLP and the Maples Group, counsel to the Issuer and the Guarantors, relating to the legality of the Notes and the Guarantees are filed as Exhibits 5.1 and 5.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
4.1	Indenture dated as of March 31, 2021 among KKR Group Finance Co. IX LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	First Supplemental Indenture dated as of March 31, 2021 among KKR Group Finance Co. IX LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Form of 4.625% Subordinated Note due 2061 (included in Exhibit 4.2 hereto).
5.1	Opinion of Simpson Thacher & Bartlett LLP.
5.2	Opinion of the Maples Group.
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

KKR & CO. INC.

Date: March 31, 2021	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary